EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES

                              FED. I.D. 11-2037182


        Name of Subsidiary                                 I.D. Number
        ------------------                                 -----------


Atlantic Hardware and Supply Corporation                   13-2687036

Wel-Com Financial Services, Inc.                           31-0484520

Universal Supply Group, Inc.                               11-3391045

Well-Bilt Steel Products, Inc.                             22-3408907